UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On March 16, 2006, Dyadic International, Inc., a Delaware corporation (the “Company”), hired Mr. Glenn E. Nedwin, Ph.D. to become (i) the Company’s Chief Scientific Officer, (ii) an Executive Vice President of the Company and (iii) the President of the BioSciences business of the Company’s wholly-owned subsidiary, Dyadic International (USA), Inc., a Florida corporation, pursuant to the terms of an employment agreement of that date (the “Agreement Date”), and will commence his employment with the Company on March 22 2006, (the “Effective Date”). The initial term of Mr. Nedwin’s employment is approximately 2 years and 9 months (ending December 31, 2008), with automatic one-year renewals unless either party furnishes the other a notice of non-renewal not less than 120 days prior to the expiration of the then term. Mr. Nedwin’s annual base salary is $300,000, and he is eligible to earn a bonus each year of up to 25% of his then annual base salary based upon a bonus plan adopted and maintained by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee” and the “Board,” respectively) for such year.  Mr. Nedwin has been elected to the Board as a Class III director effective on the Effective Date, for a term which expires at the 2007 annual stockholders' meeting.

The employment agreement is terminable on account of Mr. Nedwin’s death or disability, by Mr. Nedwin for “Good Reason” or by the Company without cause or “for Cause.” The phrase “Good Reason” is defined to mean a termination of Mr. Nedwin’s employment by him upon his delivery of a written notice to the Company within thirty (30) days following the occurrence of any of the following events: (i) the imposition of a requirement on Mr. Nedwin that he relocate his principal residence outside a radius that is more than 50 miles from Davis, California, unless he consents, in his discretion; (ii) the Company’s significant and material reduction to Mr. Nedwin’s position, duties or responsibilities without his approval, provided that he must give the Company reasonable advance written notice of the basis for his belief that such a reduction has occurred and afford the Company an opportunity to cure same; (iii) the Company’s material reduction of Mr. Nedwin’s compensation or benefits, measured against such compensation or benefits as of the Effective Date, unless all of the executive officers of the Company suffer reasonably comparable reductions in their compensation or benefits at substantially the same time; or (iv) Mr. Nedwin is not nominated by the Nominating Committee of the Board to stand for re-election other than on account of his unwillingness or inability to stand for re-election. The phrase “for Cause” is defined to include a material breach of the employment agreement, acts of disloyalty to the Company (including but not limited to acts of dishonesty or diversion of corporate opportunities), the unauthorized disclosure of the Company’s confidential information, or acts determined in good faith by the Compensation Committee to be detrimental to the Company’s interests, provided that Mr. Nedwin must be afforded an opportunity to have a face-to-face meeting with the Compensation Committee before any determination is made by it that Mr. Nedwin was guilty of “for Cause” conduct. If Mr. Nedwin’s employment is terminated by the Company other than “for Cause,” upon the condition that he furnish the Company with a full general release, he is entitled to receive a severance benefit of monthly installments in the amount of 1/12th of his then annual base salary for the eighteen (18) month period following that termination (the “Severance Period”), provided that the amount of his severance benefits are reduced on a dollar-for-dollar basis by the amount of any remuneration he may earn during the Severance Period for the performance of services as an employee, or independent contractor or agent. Under the employment agreement, the Company is also obligated to indemnify Mr. Nedwin to the fullest extent permitted by applicable law. Further, the Company agrees to advance expenses he may spend as a result of any proceeding against him as to which he could be indemnified.

In connection with his employment, on the Agreement Date, Mr. Nedwin was granted two stock options in accordance with the Dyadic International, Inc. 2001 Equity Compensation Equity Compensation Plan (the “Equity Compensation Plan”): (i) an option to purchase Four Hundred Forty Five Thousand and Twenty Two (445,022) shares of the Company’s Common Stock (“Shares”) for a per Share purchase price equal to $2.96, which was the closing trading price of the Company’s shares on the American Stock Exchange (the “Amex”) on the Agreement Date (the “Time-Vested Option”) and (ii) an option to purchase Six Hundred Sixty-Seven, Five Hundred and Thirty Three (667,533) Shares for a per Share purchase price equal to $5.92, which was two times the closing trading price of the Company’s shares on the Amex on the Agreement Date (the “Performance-Vested Option”). Each Option Agreement is consistent with the Company’s current standard form Equity Compensation Plan employee option agreement (previously filed as Exhibit 99.5 to the Company’s Current Report on Form 8-K dated April 1, 2005, except as to the vesting of the Performance-Vested Option, and each indicates therein that it is an Incentive Stock Option to the extent permitted by the terms of the Equity Compensation Plan, and a non-qualified stock option as to the balance of the Shares that may be purchased thereunder. The Time-Vested Option becomes exercisable, conditioned upon Mr. Nedwin’s continued service as an employee of the Company, as to 25% of the Option Shares on each of the next four anniversaries of the Agreement Date, and expires on March 16, 2011, but provides for the complete acceleration of vesting of that Option upon a termination of Mr. Nedwin’s employment either by the Company without Cause or by Mr. Nedwin for Good Reason. The Performance-Vested Option becomes exercisable incrementally, conditioned upon Mr. Nedwin’s continued service as an employee of the Company, based upon the Company’s achievement during the initial period of his employment of various specified performance benchmarks (e.g., the launching of new products, the enhancement of existing products, the Company’s entry into corporate and strategic alliances), and expires on March 16, 2011.

On March 16, 2006, the Company and its Chief Executive Officer, Mark A. Emalfarb entered into a First Amendment to his Employment Agreement with the Company dated April 1, 2001. The First Amendment extends the term of Mr. Emalfarb’s employment by one year, from March 30, 2006 to March 30, 2007, and adds an automatic renewal provision for succeeding one year terms unless either party gives the other a notice of non-renewal not less than 90 days prior to the expiration of the then term. The First Amendment makes no other changes to Mr. Emalfarb’s Employment Agreement.

The foregoing description of these employment agreements is qualified in its entirety by reference to the employment agreements and option agreements attached hereto as Exhibits 10.1 through 10.4.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 16, 2006, the Company hired Mr. Glenn E. Nedwin, Ph.D. to become (i) the Company’s Chief Scientific Officer, (ii) an Executive Vice President of the Company and (iii) the President of the BioSciences business of the Company’s wholly-owned subsidiary, Dyadic International (USA), Inc., a Florida corporation (the “BioSciences Business”), pursuant to the terms of an employment agreement of that date. Mr. Nedwin’s employment will commence on March 22, 2006. In his capacity as the Chief Scientific Officer of the Company, Mr. Nedwin will have responsibility for all scientific and R&D related activities of the Company and each of its subsidiaries, including but not limited to their respective relationships with their third party collaborators, the employment of all scientific personnel, and such other duties as shall be assigned him by the Board, the Chief Executive Officer (“CEO”) or the President of the Company related thereto from time to time. In his capacity as President of the BioSciences Business, Mr. Nedwin will be responsible for strategic business development of corporate partnering, strategic alliance and material collaborative research relationships and such other duties as shall be assigned to him from time to time by the Board, the CEO or the President of the Company. In his capacity as an Executive Vice President of the Company, Mr. Nedwin will have such other duties and responsibilities as the Board, the CEO or the President of the Company may delegate to him from time to time, and which are not inconsistent with any of his other assigned duties. In connection with the performance of his duties Mr. Nedwin will report to the Company’s CEO, President or such other person or persons as may be designated by the Board or the CEO of the Company.

        Mr. Nedwin has been elected to the Board as a Class III director effective on the Effective Date for a term expiring at the 2007 annual stockholders’ meeting.

During the past fourteen (14) years Mr. Nedwin has served as the President of Novozymes, Inc., a research and development subsidiary of Novozymes A/S, a leading industrial biotechnology company specializing in enzymes and microorganisms, where he has been responsible for all scientific, financial and administrative functions of that company, including product and technology licensing, enzyme research management and biotechnology strategy and research. Mr. Nedwin holds a B.S. in Biochemistry from State University of New York at Buffalo (1977), a Ph.D. in Biochemistry from the University of California at Riverside (1981) and a Master’s Degree in the Management of Technology from the Massachusetts Institute of Technology’s Sloan School of Management (1987).

The Company has also issued a press release regarding its recruitment of Mr. Nedwin today. The Company’s press release is attached as Exhibit 99.1.

To the extent any of the disclosures set forth in Item 1.01 above are required to be disclosed in this Item 5.02, such information is incorporated in this Item 5.02 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 21, 2006
10.1	Employment Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.2	Time-Vested Stock Option Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.3	Performance-Vested Stock Option Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.4	First Amendment to Employment Agreement dated March 16, 2006 between Dyadic International, Inc. and Mark A. Emalfarb

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

        Date: March 21, 2006   By:  /s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 21, 2006
10.1	Employment Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.2	Time-Vested Stock Option Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.3	Performance-Vested Stock Option Agreement dated March 16, 2006 between Dyadic International, Inc. and Glenn E. Nedwin
10.4	First Amendment to Employment Agreement dated March 16, 2006 between Dyadic International, Inc. and Mark A. Emalfarb